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                                                                  Exhibit 10.10b

                                                          June 15, 2000

Mr. Harry Rubin
784 Park Avenue
New York, NY  10021

Dear Harry:

              This amended and restated letter agreement, which amends and restates that certain letter agreement dated as of April 1, 2000 (and executed by you on April 7, 2000) by and between the parties hereto, together with the executed Agreement and Release, dated as of April 7, 2000, attached hereto as Exhibit A (as amended herein, the "Agreement and Release"), sets forth our understanding with respect to the termination of your employment with Infogrames, Inc., formerly known as GT Interactive Software Corp., (the "Company"). Each of the undersigned acknowledge that it is the present intention of the parties hereto that you will remain employed by the Company until September 30, 2000. During such time, your status as an employee will be as set forth in the Employment Agreement, dated as of April 28, 1998 (the "Employment Agreement"), between you and the Company for purposes of all compensation, stock option and employee benefit plans of the Company, and the Company will continue to honor the compensation and benefits obligations under Section 3 of the Employment Agreement. Provided that you deliver written notice to the office of the President of the Company in New York City on or before September 30, 2000 of your decision to be bound, effective September 30, 2000, by the Agreement and Release and not by the Employment Agreement, you and the Company shall be bound by the terms and provisions of the Agreement and Release from and after such date; provided, however, that if either you or the Company choose to terminate your employment for any reason prior to September 30, 2000, then the Agreement and Release shall be amended such that (1) the Termination Date (as such term is defined therein) shall be deemed to be the actual termination date of your employment and (2) the starting and ending dates of all periods set forth in the Agreement and Release shall be adjusted to reflect the revised Termination Date (in accordance with the spirit and intent of Section 5(d)(iii) of the Employment Agreement). In all other respects, the terms of the Agreement and Release shall remain unchanged.

              This letter agreement may be amended only by a writing which makes express reference to this letter agreement as the subject of such amendment and which is signed by you and, on behalf of the Company, by its duly authorized officer. Notwithstanding the foregoing, in the event that your employment is terminated prior to September 30, 2000, the parties hereto hereby agree to execute the amendment to the Agreement and Release described in the preceding paragraph. Notwithstanding anything

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to the contrary contained herein or therein, the Agreement and Release is hereby amended such that (1) the Termination Date set forth in Paragraph 1 therein shall be September 30, 2000, (2) the Severance Period set forth in Paragraph
3(b) shall commence on the Termination Date and end on September 30, 2002, and
(3) the first payment in lieu of bonus set forth in Paragraph 3(d) shall be paid on October 1, 2000 (the day immediately following the Termination Date) and all other dates and amounts set forth in such Paragraph 3(d) shall remain unchanged.

              This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

              If this reflects your understanding of our agreement, please sign below and return a copy of this letter agreement to the undersigned.

                                                     INFOGRAMES, INC.

                                                     By /s/ Denis Guyennot
                                                        -----------------------
                                                     Name:  Denis Guyennot
                                                     Title: President and COO

                                                     /s/ Harry L. Glantz 6/15/00

Agreed to and Accepted by:

/s/ Harry Rubin
--------------------------------
Harry Rubin

As of this 15th day of June, 2000